SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2002

BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-78274 (Commission File Number)	59-3227576 (IRS Employer Identification Number)

125 Basin Street, Suite 210 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (904) 238-7035

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

     On June 24, 2002, Budget Group, Inc. (the “Company”), upon recommendation of the Company’s Audit Committee and ratified by the Board of Directors, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors and appointed KPMG LLP (“KPMG”) to serve as the Company’s independent auditors for the current fiscal year which ends December 31, 2002. Andersen had been the Company’s auditors since 1997. The change in auditors was effective immediately.

     Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except that the opinion for the fiscal year ended December 31, 2001 contained an explanatory paragraph as to the Company’s ability to continue as a going concern.

     During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 24, 2002, there were: (i) no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statement for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 hereto is a copy of Andersen’s letter, dated June 25, 2002, stating its agreement with such statements.

     During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 24, 2002, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 25, 2002.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2002

BUDGET GROUP, INC.

By:	/s/ Thomas L. Kram
Thomas L. Kram Vice President, Controller (Principal Accounting Officer)

EXHIBIT INDEX

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 25, 2002